SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2010
Education Management Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34466	25-1119571

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

210 Sixth Avenue, Pittsburgh, Pennsylvania	15222

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (412) 562-0900
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 — Submission of Matters to a Vote of Security Holders.
     Education Management Corporation (the “Company”) held its 2010 Annual Meeting of Shareholders on November 5, 2010. Set forth below are the matters the shareholders voted on and the final voting results.
1. Election of Directors:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Todd S. Nelson	127,220,665	2,663,972	1,517,370
Mick J. Beekhuizen	127,220,002	2,664,635	1,517,370
Samuel C. Cowley	129,551,226	333,411	1,517,370
Adrian M. Jones	124,953,728	4,930,909	1,517,370
Jeffrey T. Leeds	125,155,228	4,729,409	1,517,370
John R. McKernan, Jr.	127,209,248	2,675,389	1,517,370
Leo F. Mullin	129,348,396	536,241	1,517,370
Michael K. Powell	129,349,678	534,959	1,517,370
Paul J. Salem	125,211,943	4,672,694	1,517,370
Peter O. Wilde	124,953,419	4,931,218	1,517,370
2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
131,342,351	49,096	10,560	0

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION MANAGEMENT CORPORATION
By:	/s/ J. Devitt Kramer
	Name:	J. Devitt Kramer
	Title:	SVP, General Counsel and Secretary

Dated: November 10, 2010